Exhibit 99.2
Lancaster Colony Corporation
Consolidated Statements of Income
(Unaudited)
The following table reflects the reclassification of fiscal 2007 quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2007
					Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2007

Net Sales	$262,064	$292,332	$265,692	$271,074	$1,091,162

Cost of Sales	217,415	237,405	219,991	222,791	897,602

Gross Margin	44,649	54,927	45,701	48,283	193,560

Selling, General & Administrative Expenses	22,203	23,658	23,463	21,655	90,979
Restructuring and Impairment Charge	—	—	1,004	1,122	2,126

Operating Income	22,446	31,269	21,234	25,506	100,455

Interest Income and Other - Net	362	877	263	46	1,548

Income From Continuing Operations Before Income Taxes	22,808	32,146	21,497	25,552	102,003

Taxes Based on Income	8,318	11,786	7,902	9,316	37,322

Income From Continuing Operations	14,490	20,360	13,595	16,236	64,681

Discontinued Operations, Net of Tax:
(Loss) Income From Discontinued Operations	(709)	(2,531)	(835)	198	(3,877)
Gain (Loss) on Sale of Discontinued Operations	—	—	739	(15,859)	(15,120)

Total Discontinued Operations	(709)	(2,531)	(96)	(15,661)	(18,997)

Net Income	$13,781	$17,829	$13,499	$575	$45,684

Income (Loss) Per Common Share: (1)
Continuing Operations — Basic and Diluted	$0.45	$0.64	$0.43	$0.52	$2.05
Discontinued Operations — Basic and Diluted	(0.02)	(0.08)	—	(0.50)	(0.60)

Net Income Per Common Share — Basic and Diluted	$0.43	$0.56	$0.43	$0.02	$1.45

Dividends Per Share	$0.26	$0.27	$0.27	$0.27	$1.07

Weighted Average Shares — Basic	31,919	31,735	31,531	31,120	31,576
Weighted Average Shares — Diluted	31,936	31,770	31,560	31,147	31,603

(1)	Basic and diluted earnings per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree with the total year.

Lancaster Colony Corporation
Consolidated Statements of Income
(Unaudited)
The following table reflects the reclassification of fiscal 2006 quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2006
					Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2006

Net Sales	$262,604	$289,646	$257,038	$264,297	$1,073,585

Cost of Sales	212,584	231,410	216,526	207,604	868,124

Gross Margin	50,020	58,236	40,512	56,693	205,461

Selling, General & Administrative Expenses	23,457	23,493	21,395	21,708	90,053

Operating Income	26,563	34,743	19,117	34,985	115,408

Interest Income and Other - Net	1,355	12,625	753	533	15,266

Income From Continuing Operations Before Income Taxes	27,918	47,368	19,870	35,518	130,674

Taxes Based on Income	10,382	16,640	6,880	12,351	46,253

Income From Continuing Operations	17,536	30,728	12,990	23,167	84,421

Discontinued Operations, Net of Tax:
Income (Loss) From Discontinued Operations	510	(498)	(1,216)	(263)	(1,467)

Net Income	$18,046	$30,230	$11,774	$22,904	$82,954

Income (Loss) Per Common Share: (1)
Continuing Operations — Basic and Diluted	$0.51	$0.91	$0.39	$0.71	$2.52
Discontinued Operations — Basic and Diluted	0.01	(0.01)	(0.04)	(0.01)	(0.04)

Net Income Per Common Share — Basic and Diluted	$0.53	$0.89	$0.35	$0.70	$2.48

Dividends Per Share	$0.25	$2.26	$0.26	$0.26	$3.03

Weighted Average Shares — Basic	34,220	33,838	33,214	32,613	33,471
Weighted Average Shares — Diluted	34,287	33,861	33,236	32,626	33,502

(1)	Basic and diluted earnings per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree with the total year.

Lancaster Colony Corporation
Business Segment Information
(Unaudited)
The following reflects the reclassification of quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2007
					Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2007

Net Sales:
Specialty Foods	$172,287	$192,594	$178,212	$185,564	$728,657
Glassware and Candles	54,506	70,581	50,238	41,828	217,153
Automotive	35,271	29,157	37,242	43,682	145,352

	$262,064	$292,332	$265,692	$271,074	$1,091,162

Operating Income:
Specialty Foods	$24,182	$30,769	$22,046	$24,521	$101,518
Glassware and Candles	(801)	3,923	987	1,603	5,712
Automotive	563	(1,429)	441	970	545
Corporate Expenses	(1,498)	(1,994)	(2,240)	(1,588)	(7,320)

	$22,446	$31,269	$21,234	$25,506	$100,455

	Fiscal 2006
					Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2006

Net Sales:
Specialty Foods	$169,534	$189,505	$168,233	$180,757	$708,029
Glassware and Candles	60,275	65,269	48,457	42,541	216,542
Automotive	32,795	34,872	40,348	40,999	149,014

	$262,604	$289,646	$257,038	$264,297	$1,073,585

Operating Income:
Specialty Foods	$25,844	$31,574	$22,102	$34,276	$113,796
Glassware and Candles	2,203	3,417	(2,586)	580	3,614
Automotive	514	1,349	1,488	1,575	4,926
Corporate Expenses	(1,998)	(1,597)	(1,887)	(1,446)	(6,928)

	$26,563	$34,743	$19,117	$34,985	$115,408